UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 5, 2015

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

California	1-6615	95-2594729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
24800 Denso Drive, Suite 225 Southfield, Michigan	48033
(Address of Principal Executive Offices)	(Zip Code)
Registrant's Telephone Number, Including Area Code: (818) 781-4973
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: As previously disclosed in the Current Report on Form 8-K filed on January 9, 2015, Michael J. O’Rourke, the Executive Vice President of Operations of Superior Industries International, Inc. (the “Company”) left his position with the Company. This Form 8-K/A amends the Current Report on Form 8-K referenced herein to provide the disclosure required by Item 5.02, of which certain details of the required disclosure were unavailable at the time the Current Report on Form 8-K was filed.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b)

As previously reported in the Company’s Current Report on Form 8-K filed January 9, 2015, Michael J. O'Rourke, the Executive Vice President of Operations of the Company left his position on January 9, 2015. In connection with this departure, the Company and Mr. O’Rourke entered into a separation agreement, which became effective on January 30, 2015 (the "Separation Agreement").

The following is a brief description of the terms and conditions of the Separation Agreement:

    (i)    Payment to Mr. O'Rourke of accrued salary and payment for unused vacation time through January 9, 2015, on which date his employment with the Company ended; and Mr. O'Rourke may also be entitled to a 2014 short-term incentive plan payment, in accordance with the terms of such plan. The short-term incentive plan is dependent upon the Company attaining EBITDA goals and is subject to the approval of the Company's Board of Directors. Mr. O'Rourke will receive his short-term incentive plan payment, if any, on or around March 14, 2015.

    (ii)    A severance payment to Mr. O'Rourke in the amount of $349,981, payable in a lump sum less applicable withholdings.

   (iii)    A payment to Mr. O'Rourke in the amount of $9,876, payable in a lump sum for COBRA continuation coverage.

   (iv)    Mr. O'Rourke effectively transitioned to consultant status immediately following his January 9, 2015 departure, and shall continue in such capacity until August 31, 2015, to provide support to the Company's CEO, pursuant to a consulting agreement (the "Consulting Agreement"). The transition to consulting status was subject to a revocation period until January 30, 2015. During the term of the Consulting Agreement, Mr. O'Rourke is prohibited from working for a competitor of the Company. Payment to Mr. O'Rourke for the consulting services will total $10,000 per month over an 8 month period beginning January 31, 2015 and ending August 31, 2015. During Mr. O'Rourke's engagement as a consultant, any stock option and/or restricted share grants previously awarded to Mr. O'Rourke will continue to vest and/or be exercisable as per the terms of the Company's Equity Incentive Plan.

    (v)    A customary release of claims by Mr. O'Rourke, subject to limited exceptions.

    (vi)    Provisions concerning non-disparagement, proprietary information and non-participation in actions against the Company.

The Separation Agreement became effective after a seven day revocation period subsequent to Mr. O'Rourke's signing of the agreement on January 23, 2015.

The payments and benefits described above are the only amounts to which Mr. O'Rourke is entitled under the Separation Agreement.  He also remains entitled to any vested benefits he has as of the separation date under other benefit plans or programs maintained by the Company and to which Mr. O'Rourke is a party or participant, subject to the terms and conditions of such plans and programs.

The foregoing is a brief description of the terms of the Separation Agreement and is qualified in its entirety by reference to the Separation Agreement and the Consulting Agreement, copies of which are included as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits
10.1	Separation Agreement and Consulting Agreement between the Company and Michael J. O'Rourke, dated January 30, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
(Registrant)

Date: February 25, 2015	/s/ Kerry A. Shiba
Kerry A. Shiba
Executive Vice President and Chief Financial Officer